UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2016

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 20, 2016, the Board of Directors (the "Board") of FleetCor Technologies, Inc. (the "Company" or "FleetCor") approved the amended bylaws attached to this Form 8-K as Exhibit 3.1.

The amendments added Article I, Section 11, which provides for "proxy access" for a stockholder of group of up to 25 stockholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to 25% of the Board or two directors whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended bylaws. Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting of stockholders.

The amendments also modified Article II, Section 1, clauses (b) and (c), to provide for majority voting in uncontested director elections. Other conforming changes were also made.

The foregoing description of the amendments to the amended bylaws is qualified in its entirety by reference to the full text of the amended and restated bylaws, a copy of which is included in this report as Exhibit 3.1 and incorporated by reference herein.

Item 8.01 Other Events.

At the annual meeting of Stockholders of FleetCor held on June 8, 2016, three stockholder proposals received more than a majority of votes cast for approval of such proposals. The three proposals were:
1. Proxy access for director nominations by stockholders
2. Majority voting in uncontested director elections
3. Board diversity and reporting

Following the meeting, FleetCor prepared changes to its bylaws, corporate governance guidelines and nominating committee charter to address the proposals and consulted with the proposers and other investors regarding the changes. The Board approved the amended bylaws, corporate governance guidelines and nominating committee charter effective October 20, 2016. The amended bylaws are attached to this Form 8-K as Exhibit 3.1. The amended corporate governance guidelines and nominating committee charter are available on FleetCor’s investor relations website at: investor.fleetcor.com.

In response to Proposal 3, FleetCor reports the following with respect to board diversity and reporting:

The nominating committee charter was modified to include consideration of desired experience and gender/racial diversity for board positions. The committee has and will continue to consider diversity when developing a pool of candidates and has hired a search firm to increase the size of the pool. The committee believes that the company derives the most value from candidates with relevant experience regarding the payments industry, global operations, executive management, acquisitions, technology and similar experience. The number of women and racial minority candidates in the candidate pool during the past three years has been approximately 16 of 23 candidates.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 3.01, FleetCor Technologies, Inc. Amended and Restated Bylaws, adopted October 20, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

October 28, 2016	By:	Eric R. Dey

Name: Eric R. Dey
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.01	FleetCor Technologies, Inc. Amended and Restated Bylaws